Exhibit 5.1

601 Lexington Avenue New York, New York 10022
(212) 446-4800 www.kirkland.com	Facsimile: (212) 446-6460

March 14, 2013

Janus Capital Group Inc.
151 Detroit Street
Denver, Colorado 80206

Ladies and Gentlemen:

We are acting as special counsel to Janus Capital Group Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about March 14, 2013 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the offering of up to 9,000,000 shares of common stock, $0.01 par value per share, of the Company (the “Shares”), under the Janus Capital Group Inc. 2010 Long-Term Incentive Stock Plan (the “Plan”).

For purposes of this letter, we have examined such documents, records, certificates, resolutions and other instruments deemed necessary as a basis for this opinion, and we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon and subject to the assumptions and limitations stated in this letter, we advise you that that the Shares have been duly authorized and, when (i) the Registration Statement related to the Shares becomes effective under the Act and (ii) the Shares have been duly issued in accordance with the terms and conditions of the Plan and the Company’s Certificate of Incorporation as Amended and Restated (the “Certificate of Incorporation”) and Bylaws, the Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in the Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any

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purposes other than issuances in connection with the Plan by at least the number of Shares which may be issued in connection with the Plan and we have assumed that such condition will remain true at all future times relevant to this opinion.  We have assumed that the Company will cause certificates, if any, representing the Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Shares.  Our opinion assumes that the Registration Statement related to the Shares will become effective under the Act before any Shares covered by such Registration Statement are sold.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/S/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP